FOODARAMA SUPERMARKETS, INC.

                                 922 Highway 33

                               Building 6, Suite 1

                               Howell, New Jersey

                                   ----------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                            To Be Held April 15, 1997

                                   ----------

     The Annual Meeting of Shareholders (the "Meeting") of Foodarama Supermarkets, Inc. (the "Company") will be held at the offices of the Company, 922 Highway 33, Building 6, Suite 1, Howell, New Jersey, on April 15, 1997 at 10:30 A.M.
(local time), for the following purposes:

     1. To elect a Board of four Directors; and

     2. To transact such other business as may properly come before the Meeting and any adjournment thereof.

     The Board of Directors has fixed the close of business on March 5, 1997 as the record date for determining the shareholders entitled to notice of and to vote at the Meeting or any adjournment thereof. A list of shareholders as of the record date will be available to shareholders at the Meeting.

     YOU ARE CORDIALLY INVITED TO ATTEND THE MEETING. SHAREHOLDERS WHO DO NOT EXPECT TO BE ABLE TO ATTEND THE MEETING ARE REQUESTED TO FILL IN, DATE, SIGN AND RETURN THE ENCLOSED PROXY CARD IN THE ENCLOSED ENVELOPE, WHICH DOES NOT REQUIRE ADDITIONAL POSTAGE IF MAILED IN THE UNITED STATES. THIS WILL NOT PREVENT YOU FROM VOTING IN PERSON IF YOU CAN BE PRESENT AT THE MEETING.


                                             By Order of the Board of Directors,

                                             /s/ Richard J. Saker
                                             --------------------
                                             Richard J. Saker,
                                             Secretary

Howell, New Jersey
March 14, 1997

                          FOODARAMA SUPERMARKETS, INC.

                                 922 Highway 33

                               Building 6, Suite 1

                               Howell, New Jersey


                                 ---------------
                                 PROXY STATEMENT
                                 ---------------


                               GENERAL INFORMATION

     This Proxy Statement and the accompanying form of proxy are being mailed to shareholders of Foodarama Supermarkets, Inc. (the "Company") in connection with the solicitation, by and on behalf of the management of the Company, of proxies to be voted at the Annual Meeting of Shareholders (the "Annual Meeting") to be held at the offices of the Company, 922 Highway 33, Building 6, Suite 1, Howell, New Jersey, on April 15, 1997 at 10:30 A.M. (local time) and at all postponements or adjournments thereof.

     The securities entitled to vote at the Annual Meeting consist of shares of Common Stock of the Company with each share of Common Stock entitling its owner to one vote on an equal basis. The number of outstanding shares of Common Stock on March 5, 1997 was 1,118,150. Only shareholders of record on the books of the Company at the close of business on that date will be entitled to vote at the meeting. The holders of a majority of the outstanding shares of Common Stock, present in person or by proxy and entitled to vote, will constitute a quorum at the meeting. The affirmative vote of a plurality of the shares present in person or represented by proxy and entitled to vote is required for the election of Directors. The proxy card provides space for a shareholder to withhold votes for any or all nominees for the Board of Directors. All votes will be tabulated by the inspector of election appointed for the Annual Meeting who will separately tabulate affirmative votes, authority withheld for any nominee for Director and any abstentions or broker non-votes. Authority withheld will be counted toward the tabulation of total votes cast in the election of Directors and will have the same effect as a negative vote. Any proxy submitted and containing an abstention or a broker non-vote is not counted as a vote cast on any matter to which it relates and will only be counted for purposes of determining whether a quorum is present at the meeting.

     All shares of Common Stock represented by properly executed proxies will be voted at the Annual Meeting, unless such proxies have previously been revoked. Unless otherwise instructed, the shares of Common Stock represented by such proxies will be voted "for" the election of management's nominees for director. Management does not know of any other matter to be brought before the Annual Meeting, but it is intended that, as to any such other matter, votes may be cast pursuant to the proxies in accordance with the judgment of the person or persons acting thereunder.

     The Company's address is 922 Highway 33, Building 6, Suite 1, Howell, New Jersey and its telephone number is (908) 462-4700. The notice, proxy statement and enclosed form of proxy are being mailed to shareholders on or about March 14, 1997.

     Any shareholder who executes and delivers a proxy may revoke it at any time prior to its use by (a) delivering written notice of such revocation to the Secretary of the Company at its offices; (b) delivering to the Secretary of the Company a duly executed proxy bearing a later date; or (c) appearing at the Annual Meeting and requesting the return of his or her proxy.


     YOU ARE REQUESTED TO COMPLETE AND SIGN THE ACCOMPANYING PROXY AND RETURN IT PROMPTLY IN THE ENVELOPE PROVIDED FOR THAT PURPOSE.

FOODARAMA SUPERMARKETS, INC. AND SUBSIDIARIES
================================================================================

PRINCIPAL
SHAREHOLDERS

The following table shows, as of February 28, 1997, the persons known to the Company who owned directly or beneficially more than 5% of the outstanding Common Stock of the Company:


                                                                          Amount
                                                                       Beneficially    Percent of
                       Name of Beneficial Owner                            Owned          Class
                        -----------------------                         ----------      --------
Joseph J. Saker (1) (2) (3).........................................      346,376         31.0
Estate of Mary Saker (1) (3)........................................       73,296          6.6
Richard J. Saker (1) (2)............................................       78,539          7.0
Dimensional Fund Advisors, Inc. (4).................................       59,100          5.3
Arthur N. Abbey (5).................................................      108,000          9.7

---------------

(1) The address of the foregoing person is c/o Foodarama Supermarkets, Inc., 922 Highway 33, Building 6, Suite 1, Freehold, New Jersey 07728.

(2) Includes 10,428 shares held by his wife and 36,648 shares willed to him by Mary Saker. Does not include an aggregate of 136,967 shares owned by Richard J. Saker and the other children of Joseph J. Saker in their own names, of which Mr. Joseph J. Saker disclaims beneficial ownership.

(3) Mary Saker, deceased, was the mother of Joseph J. Saker. One-half or 36,648 of her shares have been willed to Joseph J. Saker.

(4) The address of Dimensional Fund Advisors, Inc. ("Dimensional"), a registered investment advisor, is 1299 Ocean Avenue, 11th Floor, Santa Monica, California 90401. Based upon a copy of Amendment No. 1 to Schedule 13G dated February 5, 1997 and filed with the Securities and Exchange Commission, Dimensional is deemed to have beneficial ownership of 59,100 shares, all of which shares are held in portfolios of DFA Investment Dimensions Group Inc. (the "Fund"), a registered open-end investment company, or in series of the DFA Investment Trust Company, a Delaware business trust, the DFA Group Trust or the DFA Participation Group Trust, (collectively the "Trusts") investment vehicles for qualified employee benefit plans, all of which Dimensional serves as investment manager. Dimensional has sole voting power with respect to 34,400 shares and persons who are officers of Dimensional also serve as officers of the Fund and Trusts and in such capacity such persons vote the remaining 24,700 shares. Dimensional disclaims beneficial ownership of all such shares.

(5) The address of Arthur N. Abbey is 212 East 39th Street, New York, N.Y. 10016. Based upon a copy of schedule 13D dated October 8, 1996 and filed with the Securities and Exchange Commission. Mr. Abbey has sole voting power.

FOODARAMA SUPERMARKETS, INC. AND SUBSIDIARIES
================================================================================

SECURITIES OWNED
BY MANAGEMENT

The following table sets forth certain information regarding beneficial ownership of the Company's Common Stock as of February 28, 1997, by each director of the Company, the executive officers of the Company on such date and the executive officers and directors as a group. Except as set forth in the footnotes to this table, the shareholders have sole voting and investment power over such shares.

                                                                          Amount
                                                                       Beneficially    Percent of
                       Name of Beneficial Owner                            Owned          Class
                        -----------------------                         ----------     ---------
Joseph J. Saker(1)(2).................................................    346,376         31.0
Richard J. Saker(1)(2)................................................     78,539          7.0
Albert A. Zager(1)....................................................      1,500            *
Charles T. Parton(1)..................................................      2,200            *
Michael Shapiro(1)(3).................................................      2,000            *
Emory A. Altobelli(1).................................................         25            *
Carl L. Montanaro(1)..................................................         15            *
Robert V. Spires(1)                                                         1,000            *
Joseph C. Troilo(1)(4)                                                      1,652            *
Directors and Executive Officers as a group (9 persons) (2)(3)(4)(5)..    433,307         38.7

(*)  Less than one percent.

(1) The address of the foregoing person is c/o Foodarama Supermarkets, Inc., 922 Highway 33, Building 6, Suite 1, Freehold, New Jersey 07728.

(2) Includes 10,428 shares held by his wife and 36,648 shares willed to him by Mary Saker. Does not include an aggregate of 136,967 shares owned by Richard J. Saker and the other children of Joseph J. Saker in their own names, of which Mr. Joseph J. Saker disclaims beneficial ownership.

(3)  Owned jointly with Mr. Shapiro's wife.

(4) Does not include an aggregate of 250 shares held by Mr. Troilo's wife and son, of which shares he disclaims beneficial ownership.

(5)  Of the 433,307 shares, 428,615 are owned by the directors of the Company.

Joseph J. Saker has obtained loans in connection with personal investments and other obligations and has pledged 227,500 shares of the Company's Common Stock, beneficially owned by him, to secure such loans. All of such loans were made for varying terms and interest rates by the respective lenders pursuant to routine promissory notes and agreements, under which the only material event of default consists of nonpayment of principal or interest when due.

The Company's Revolving Credit and Term Loan Agreement (the "Loan Agreement"), provides that an event of default shall occur if Messrs. Joseph J. Saker and Richard J.Saker together, do not own, beneficially and all voting rights with respect to at least 35% of all of the issued and outstanding capital Common Stock of the Company.

On February 16, 1993, the Company sold to Wakefern Food Corporation ("Wakefern") 136,000 shares of 8% Cumulative Convertible Preferred Stock (the "Preferred Stock") par value of $12.50 per share for a total of $1,700,000. The Preferred Stock, which is non-voting, is redeemable at any time in whole or in part at its par value plus accrued and unpaid dividends, and must be redeemed at such price by June 8, 1999 or earlier in the event of a "change of control" as defined or other specified extraordinary events. The dividend rate of the Preferred Stock increases at the rate of 2% per annum beginning in March, 1997. Unpaid dividends are cumulative and compound from the date of issuance of the Preferred Stock, and no dividends may be paid on the Common Stock unless the Registrant is current in payment of dividends on the Preferred Stock. The Company has paid the quarterly dividends which have accrued on the Preferred Stock since its issuance through the quarter ending January 31, 1997. The Preferred Stock is convertible at any time after March 31, 1997 into shares of the Common Stock of the Company, at the then market value of such Common Stock, at a conversion value of $12.50 per share of Preferred Stock, with the proviso that no more than 1,381,850 shares (representing the total of the Company's unissued and treasury shares) may be issued on conversion of all of the Preferred Stock. Based on a market price of the Company's Common Stock as of February 21, 1997, the Preferred Stock was convertible into a total of 110,569 shares. Although there can be no assurance, the Company intends to redeem the Preferred Stock prior to the date on which it becomes convertible. The agreement pursuant to which the Preferred Stock was sold to Wakefern provides that Messrs. Joseph J. Saker and Richard J. Saker, each a director and executive officer of the Company, both have an option at any time before an applicable conversion date to purchase all, but not less than all, of the then outstanding shares of Preferred Stock at the par value thereof plus accrued and unpaid dividends. Messrs. Joseph J. Saker and Richard J. Saker have agreed with the Company that they will not exercise such right except with the approval of the Board of Directors of the Company and will not convert any shares of the Preferred Stock so acquired into Common Stock except with the approval of a majority of the independent directors of the Company. The Company knows of no other contractual arrangements which may at a subsequent date result in a change in control of the Company.

================================================================================
NOMINEES AS
DIRECTORS
OF THE COMPANY

It is intended that the shares of the Company's Common Stock represented by proxies solicited hereby will be voted for the four nominees listed below. If for any reason any of the said nominees should be unable or unwilling to serve, which is not now anticipated, the proxies will be voted for a substitute nominee who will be designated by the Board of Directors. The Directors will be elected to hold office until the next annual meeting and until their respective successors are duly elected and qualified.

                                                                                       Year First
                                                                                        Elected a
                   Name and Age                           Principal Occupation          Director
                   -------------                           ------------------           --------
Joseph J. Saker (68).............................    Chairman of the Board and            1958
                                                       President of the Company
Richard J. Saker (45)............................    Executive Vice President -           1987
                                                       Operations and Secretary
                                                       of the Company
Charles T. Parton (55)...........................    Executive Vice President             1995
                                                       and Treasurer - The Parton
                                                       Corporation
Albert A. Zager, Esquire (48)....................    Partner - Carton, Witt,              1995
                                                       Arvanitis & Bariscillo,
                                                       Attorneys

Mr. Joseph J. Saker has been President of the Company since its incorporation in 1958 and Chairman since 1971. In addition to his responsibilities with the Company, he serves on the Board of Governors of the Food Marketing Educational Foundation of St. Joseph's University (Philadelphia); is a member of the Board of Directors of Wakefern Food Corporation, and is active in other community affairs.

Mr. Richard J. Saker, a graduate of St. Joseph's University, has been employed by the Company since 1969, and has served as Senior Vice President - Operations from 1984 until 1995 at which time he assumed the position of Executive Vice President of Operations. He is the son of Joseph J. Saker.

Mr. Parton has been a financial executive, consultant and Certified Financial Planner for the last five years. He is the Executive Director of Jersey Shore Medical Center Foundation. He is also a Director of Kuehne Chemical Co., Inc. (chlorine and caustic soda products), and a Director of Concorde Science & Technology, Inc., import brokers.

Mr. Zager has been a member of Carton, Witt, Arvanitis & Bariscillo since 1977. He is President of the Board of Directors of the Center for Holocaust Studies of Brookdale College and General Counsel for Jersey Shore Medical Center.

FOODARAMA SUPERMARKETS, INC. AND SUBSIDIARIES
================================================================================
DIRECTORS MEETINGS
AND COMMITTEES

The Company held seven meetings of its Board of Directors during the fiscal year ended November 2, 1996.

The Board of Directors of the Company has appointed Executive, Audit and Stock Option Committees. The Board of Directors performs the functions of a board compensation committee. The Executive Committee, which consists of Messrs. Joseph J. Saker and Richard J. Saker, generally holds weekly meetings. The Audit and Stock Option Committees both consist of Messrs. Parton and Zager. The Audit Committee is responsible for recommending a firm of independent auditors for the Company each year and reviews the results of the annual audit with the auditors. During the fiscal year ended November 2, 1996, the Audit Committee held two meetings and there were no meetings of the Stock Option Committee.

================================================================================
EXECUTIVE OFFICERS
OF THE COMPANY

The executive officers of the Company are as set forth below:

                     Name                          Age         Capacities in Which Served
                     -----                         ---         --------------------------

Joseph J. Saker (1)...........................      68      Chairman of the Board and President
Richard J. Saker (1)..........................      45      Executive Vice President - Operations,
                                                              and Secretary
Michael Shapiro (2)...........................      55      Senior Vice President, Chief Financial
                                                              Officer and Treasurer
Emory A. Altobelli (3)........................      56      Senior Vice President - Corporate
                                                              Subsidiaries and Services
Carl L. Montanaro (4).........................      55      Senior Vice President - Sales and
                                                              Merchandising
Robert V. Spires (5)..........................      43      Senior Vice President - Human
                                                              Resources and Labor Relations
Joseph C. Troilo (6)..........................      63      Senior Vice President - Financial
                                                              Administration, Assistant Secretary
                                                              and Assistant Treasurer

---------------
(1)  See Nominees as Directors of the Company.

(2) Mr. Shapiro joined the Company on August 15, 1994 as Senior Vice President, Chief Financial Officer and Treasurer. Prior to that he was Vice President, Finance and Operations of Apex One, Inc. from January 1992 to April 1994. From August 1989 to January 1992 he was Vice President Finance of Fidelity Land Development Corporation.

(3) Mr. Altobelli has served as Senior Vice President - Corporate Subsidiaries and Services since June 21, 1995. Prior to such date he served as Senior Vice President - Administration since June 1990.

(4) Mr. Montanaro was promoted to Senior Vice President on June 21, 1995. From March 1988 to such date he served as Vice President of Sales and Merchandising.

(5) Mr. Spires was promoted to Senior Vice President on June 21, 1995. From August 1991 to such date, he served as Vice President of Human Resources and Labor Relations.

(6) Mr. Troilo has served as Senior Vice President - Financial Administration since August 1994. From 1974 to such date, he served as Senior Vice President - Finance.

================================================================================
EXECUTIVE
COMPENSATION

The aggregate compensation paid or accrued by the Company during the last three fiscal years ended October 29, 1994, October 28, 1995 and November 2, 1996 to the Chief Executive Officer of the Company and to the four most highly compensated executive officers (other than the Chief Executive Officer) whose compensation in salary and bonus exceeded $100,000 in the last fiscal year is set forth in the following table.

                           Summary Compensation Table
                           --------------------------

                                                           Annual Compensation       All Other
                                                           ------------------
Name and Principal Position                        Year    Salary     Bonuse      Compensation
------------------------------------------------------------------------------------------------
Joseph J. Saker                                    1996   $275,090                $ 54,400(2)
   President and Chief Executive Officer           1995    224,900  $45,000(1)      54,500(2)
                                                   1994    159,893                  25,800(2)
Richard J. Saker                                   1996    254,808                 159,200(2)
   Executive Vice President,                       1995    227,453   40,000(1)     176,000(2)
   Chief Operating Officer and Secretary           1994    137,850                 103,400(2)
Michael Shapiro                                    1996    161,066                      --
   Senior Vice President, Chief Financial Officer  1995    144,977                      --
   and Treasurer                                   1994     30,672                      --
Carl L. Montanaro                                  1996    128,680                     400(2)
   Senior Vice President -                         1995    117,388                   1,400(2)
   Sales and Merchandising                         1994     96,986                  17,100(2)
Emory A. Altobelli.............................    1996    122,157                  21,000(2)
   Senior Vice President -                         1995    115,328                  21,600(2)
   Corporate Subsidiaries and Services             1994    109,836                  34,500(2)

(1) Bonuses of $45,000 and $40,000 were paid to Joseph J. Saker and Richard J. Saker, respectively, pursuant to a fiscal 1995 bonus program adopted by the Board of Directors of the Company on May 30, 1995 for the Company's President and Chief Executive Officer and Executive Vice President and Chief Operating Officer (the "Bonus Program"). Under the Bonus Program, Joseph J. Saker and Richard J. Saker were awarded $22,500 and $20,000, respectively, contemporaneously with the Board's adoption of the Bonus Program in recognition of their efforts in connection with the Company's refinancing of its outstanding institutional indebtedness in February, 1995. The remaining bonus amounts of $22,500 and $20,000 were earned based upon the achievement of certain corporate goals specified in the Bonus Program.

(2) The amount set forth in this column represents compensation accrued for, but not paid to, the applicable named executive officer under the Company's Deferred Compensation Plan, which was approved by the Board of Directors on January 17, 1989. This Plan covers six executive officers and other key employees and is intended to supplement the Company's Pension Plan. Amounts payable under the Deferred Compensation Plan are not payable until the earlier of the death or retirement of the covered employee. The Company anticipates paying for benefits as they become due out of current operating income, but expects over the long term that such payments will be recouped out of proceeds of life insurance purchased by the Company on the lives of the Deferred Compensation Plan's beneficiaries. The current annual premiums for all employees covered by this plan are approximately $55,000.

     Amounts payable at retirement under the Deferred Compensation Plan range from 40% to 50% of the employee's highest average salary, together with bonuses over a five-year period less primary Social Security and pension plan benefits, and are payable until death, but for a minimum of 120 months.

     The Deferred Compensation Plan provides for a pre-retirement death benefit of one-half the amount payable upon retirement, actuarially computed, payable to the employee's beneficiary over 120 months. If the employee dies after retirement, such employee's beneficiary will receive the same benefit the employee would have received if the employee had lived for 120 months.

     FOODARAMA SUPERMARKETS, INC. AND SUBSIDIARIES
================================================================================
PENSION PLAN

The Company maintains a defined benefit pension plan for eligible employees. Full vesting occurs after five years of service. Benefits upon retirement prior to age 65 are reduced actuarially. Benefits under the plan are determined by a formula equal to .6% times the highest five consecutive year average of the regular or base salary of a participant together with bonuses and other compensation times the total years of service. The following sets forth the estimated annual benefits payable upon normal retirement at age 65. The plan also provides for lump sum payments.

                                                                  Years of Service
                                               --------------------------------------------------
Remuneration                                     15         20        25         30         35
-------------------------------------------------------------------------------------------------
$100,000...................................    $ 7,500    $10,000   $12,500    $15,000    $17,500
 125,000...................................      9,375     12,500    15,625     18,750     21,875
 150,000...................................     11,250     15,000    18,750     22,500     26,250
 175,000...................................     13,125     17,500    21,875     26,250     30,625
 200,000...................................     15,000     20,000    25,000     30,000     35,000
 225,000...................................     16,875     22,500    28,125     33,750     39,375
 250,000...................................     18,750     25,000    31,250     37,500     43,750
 275,000...................................     20,625     27,500    34,375     41,250     48,125
 300,000...................................     22,500     30,000    37,500     45,000     52,500

For purposes of vesting benefits under the Pension Plan, the Company has credited Joseph J. Saker with 38 years of service; Richard J. Saker with 22 years of service; Michael Shapiro with 2 years of service; Emory A. Altobelli with 13 years of service; and Carl L. Montanaro with 34 years of service.

Mr. Joseph J. Saker received a lump sum distribution of $403,878 in January 1995, representing the amount of his vested interest in the Pension Plan.

================================================================================
DIRECTORS COMPENSATION

All non-employee directors receive, in addition to reimbursement for their reasonable expenses associated with attendance at Board Meetings, an annual retainer fee of $10,000 payable quarterly in advance, and a participation fee of $1,000 for each meeting of the Board attended. All non-employee members of the Audit Committee receive, in addition to reimbursement for their reasonable expenses associated with attendance at Audit Committee Meetings, a fee of $1,000 for each Audit Committee meeting attended if held on a day other than a day on which a Board meeting is held. All non-employee members of the Stock Option Committee receive, in addition to reimbursement for their reasonable expenses associated with attendance at Stock Option Committee Meetings, a fee of $500 for each Stock Option Committee meeting attended if held on a day other than a day on which a Board Meeting is held.


The Company paid a total of $27,750 during the fiscal year ended November 2, 1996 to directors who are not employees of the Company.

================================================================================
COMPLIANCE WITH
REPORTING
REQUIREMENTS

The Company believes that, during the fiscal year ended November 2, 1996, all filing requirements under Section 16(a) of the Securities Exchange Act of 1934, as amended, applicable to its officers, directors and greater than ten percent beneficial owners were complied with on a timely basis.

================================================================================
COMPENSATION
COMMITTEE
INTERLOCKS AND
INSIDER PARTICIPATION
IN COMPENSATION
DECISIONS

For the fiscal year ended November 2, 1996, the Board of Directors performed the functions of a board compensation committee. Executive Officers who served on the Board of Directors were Mr. Joseph J. Saker, Chairman of the Board, President and Chief Executive Officer, and Mr. Richard J. Saker, Executive Vice President, Chief Operating Officer, and Secretary.

================================================================================
COMPENSATION
REPORT OF THE
BOARD OF DIRECTORS

The Board of Directors has acted as a Compensation Committee of the Board and has acted upon the compensation paid to the Company's Chairman, President and Chief Executive Officer and its Executive Vice President and Chief Operating Officer. After evaluation of several factors, including compensation paid for like positions in comparable companies and the minimal level of salary increases for these positions over several years, the independent members of the Board of Directors approved an increase in the salary paid to each of Mr. Joseph J. Saker, President and Chief Executive Officer of the Company, and Mr. Richard J. Saker, Executive Vice President and Chief Operating Officer of the Company, in fiscal 1996. See "Executive Compensation--Summary Compensation Table." The independent members of the Board of Directors believe that the compensation paid to these executive officers was below that for like positions in comparable companies. No bonuses were paid to the Company's executive officers for fiscal 1996.

FOODARAMA SUPERMARKETS, INC. AND SUBSIDIARIES
================================================================================

PERFORMANCE
ANALYSIS

Set forth below is a line graph comparing the cumulative total return of the Company, the AMEX Market Value Index and the AMEX Market Value Retail Index for the five years commencing November 2, 1991 and ended November 2, 1996.

[THE FOLLOWING TABLE WAS REPRESENTED AS A LINE GRAPH IN THE PRINTED MATERIAL]


                               AMEX         AMEX
               Foodarama      Market       Retail
               ---------      ------       ------

1991             100             100        100

1992              92              99         82

1993              90             124        105

1994              70             118         96

1995              70             135        107

1996              83             147        111

================================================================================
CERTAIN
TRANSACTIONS

(a)  Certain Business Relationships and Related Party Transactions

As required by the By-Laws of Wakefern, a retailer-owned food distribution corporation which provides purchasing, warehousing and distribution services to the Company as well as other retail supermarket chains, the obligations owed by the Company to Wakefern are personally guaranteed by Joseph J. Saker and Richard
J. Saker. As of February 22, 1997 the Company was indebted to Wakefern in the amount of approximately $18,258,000 for current charges in the ordinary course of business. Wakefern presently requires each of its shareholders to invest up to $450,000 in Wakefern's non-voting capital stock for each store operated by it, computed in accordance with a formula based on the volume of such store's purchases from Wakefern.

As of November 2, 1996 the Company had a 13% interest in Wakefern of $8,427,000. As a shareholder member of Wakefern, the Company earns a share of an annual Wakefern patronage dividend. The dividend is based on the distribution of operating profits on a pro rata basis in proportion to the dollar volume of business transacted by each member with Wakefern during each fiscal year.

As of November 2, 1996, the Company was indebted in connection with an investment in Wakefern. The debt of $809,000 was non-interest bearing and payable in scheduled installments over a period of up to six years. Additional information with respect to the Company's relationship with Wakefern is contained in the Company's 1996 Annual Report on Form 10-K and in the notes to the Company's 1996 financial statements.

The Company also has an investment in Insure-Rite, Ltd., another company affiliated with Wakefern, which was $788,000 at November 2, 1996 and October 28, 1995. Insure-Rite, Ltd. provides the Company with its general liability and property insurance coverage. The Company paid $2,738,000 for such insurance coverage in fiscal 1996 and believes that such amount is comparable to the amount that would be charged by a similarly situated unaffiliated general liability and property insurer.

The Company leases from Joseph J. Saker, the President of the Company, and his wife, doing business as Saker Enterprises, a 57,000 square foot supermarket in Freehold, New Jersey, under a lease terminating in 2003. The Company also leases from Saker Enterprises a 5,200 square foot garden center building and 5,000 square feet of yard area on a month to month basis and 9,000 square feet of space for its liquor store under a lease expiring December 31, 2003, both of which are located in the same shopping center as the supermarket. During the fiscal year ended November 2, 1996, aggregate amounts for rent (including taxes and insurance) of $600,000, $42,000 and $145,000 were paid by the Company to Saker Enterprises for the supermarket, garden center and liquor store, respectively.

The Company believes that the terms of the foregoing transactions are comparable to those available for non-affiliated persons in the respective localities.

See "Securities Owned by Management" for information with respect to the sale of Preferred Stock to Wakefern Food Corporation and certain options granted to Joseph J. Saker and Richard J. Saker with respect thereto.

(b)  Indebtedness of Management

     Joseph J. Saker, President of the Company, and doing business as Saker Enterprises, is indebted to the Company for advances made for construction on the South Freehold shopping center and other advances, which in total aggregated $737,293 as of November 2, 1996 including accrued interest at 9% per annum. A portion of this outstanding indebtedness was prepaid by Mr. Saker, and as of February 1, 1997, the balance has been reduced to $247,255. The remaining indebtedness is evidenced by notes payable in equal quarterly installments of $25,232, which payments include interest at nine percent per annum.

FOODARAMA SUPERMARKETS, INC. AND SUBSIDIARIES
================================================================================
INDEPENDENT
CERTIFIED PUBLIC
ACCOUNTANTS

The firm of Amper, Politziner & Mattia, Independent Certified Public Accountants, was retained as auditors to the Company for the year ended November 2, 1996, as recommended by the Audit Committee. The selection of the independent public accountants for the Company is made by the Board of Directors. A representative of Amper, Politziner & Mattia will be present at the meeting to make a statement, if desired, and to respond to appropriate questions.

================================================================================
ANNUAL REPORT

The Company's Annual Report to shareholders for the fiscal year ended November 2, 1996, including financial statements, which Annual Report is not part of this proxy solicitation material, is being mailed to shareholders with the proxy solicitation. On written request, the Company will provide without charge to each record or beneficial holder of the Company's Common Stock, a copy of the Company's Annual Report on Form 10-K as filed with the Securities and Exchange Commission for the fiscal year ended November 2, 1996. Requests should be addressed to Mr. Joseph C. Troilo, Senior Vice President-Financial Administration, Foodarama Supermarkets, Inc., 922 Highway 33, Building 6, Suite 1, Freehold, New Jersey 07728.

================================================================================
OTHER BUSINESS

Management is not aware at this time of any other matters to be presented for action. If however, any other matters properly come before the Annual Meeting, unless otherwise directed, the persons named on the proxy intend to vote in accordance with their judgment on the matters presented.

================================================================================
PROXY
SOLICITATION

The cost of solicitation of proxies will be borne by the Company. Such solicitation will be made by mail and may also be made by the Company's directors, officers, or regular employees personally or by telephone or telegraph. Brokerage houses, nominees, fiduciaries and other custodians will be requested to forward soliciting materials to beneficial owners of shares and will be reimbursed by the Company for their reasonable expenses. The Company does not expect to pay any compensation to third parties for the solicitation of proxies, unless such solicitation has been requested by the Company.

================================================================================
SHAREHOLDER
PROPOSALS

A shareholder of the Company who wishes to present a proposal for action at the Company's 1998 annual meeting of shareholders must submit such proposal to the Company and such proposal must be received by the Company by November 14, 1997.


                                             By Order of the Board of Directors,

                                             /s/Richard J. Saker
                                             -------------------
Howell, New Jersey                           Richard J. Saker,
March 14, 1997                               Secretary

================================================================================

[LOGO] SHOP RITE

FOODARAMA SUPERMARKETS, INC.
Annual Report 1996



All statements, other than statements of historical fact, included in this Annual Report To Shareholders (the "Annual Report"), including without limitation the statements under "Management's Discussion and Analysis of Financial Condition and Results of Operations" are, or may be deemed to be, "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended (the "Securities Act"), and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Such forward-looking statements involve assumptions, known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements contained in this Annual Report. Such potential risks and uncertainties, include without limitation, competitive pressures from other supermarket operators and warehouse club stores, economic conditions in the Company's primary markets, consumer spending patterns, availability of capital, cost of labor, cost of goods sold, and other risk factors detailed herein and in other of the Company's Securities and Exchange Commission filings. The forward-looking statements are made as of the date of this Annual Report and the Company assumes no obligation to update the forward-looking statements or to update the reasons actual results could differ from those projected in such forward-looking statements.

FOODARAMA SUPERMARKETS, INC. AND SUBSIDIARIES
================================================================================
THE COMPANY

Operating 20 supermarkets in central New Jersey, Foodarama Supermarkets, Inc. is a member of the ShopRite group. In addition, the Company operates two liquor stores and two garden centers. The Company also operates meat and bakery commissaries.

Foodarama stores offer shoppers a wide assortment of food and non-food items, in modern, attractive stores with ample parking immediately adjacent. Chief products sold include groceries, meat, fish, poultry, produce, dairy products, fresh fruits and vegetables, bakery products, frozen foods, delicatessen, prepared foods and appetizer goods. Non-foods include health and beauty aids and housewares. Stores stock nationally advertised brands as well as products sold under the ShopRite label.

================================================================================
ROSTER OF
STORES


Aberdeen (Matawan)    Edison (Oak Tree Road)    Middletown
Belmar                Franklin                  Montgomery
Bricktown             Freehold                  Neptune
Brielle               Hazlet (Keyport)          Piscataway
East Brunswick        Hightstown                Sayreville
Edison                Lakewood                  West Long Branch
                      Marlboro                  Woodbridge



================================================================================
STOCK PRICE
AND DIVIDEND
INFORMATION


The Common Stock of Foodarama Supermarkets, Inc. is traded on the American Stock Exchange under the ticket symbol "FSM." High and low stock prices were as follows:



Fiscal Quarter Ended                                    High        Low
--------------------                                    ----        ---

January 28, 1995..................................     12         10
April 29, 1995....................................     10-7/8     10
July 29, 1995.....................................     11         9-3/4
October 28, 1995..................................     13         10-3/4
January 27, 1996..................................     13-5/8     10
April 27, 1996....................................     18-1/4     13-3/8
July 27, 1996.....................................     21-1/2     17
November 2, 1996..................................     17-1/2     14-1/4

No dividends have been declared or paid since October 1979.
================================================================================
5 YEAR
SUMMARY OF
OPERATIONS

                                                   Fiscal Years Ended
                         ---------------------------------------------------------------------------
                          November 2,      October 28,     October 29,    October 30,   October 31,
                            1996              1995            1994          1993           1992
                         ---------------------------------------------------------------------------
                                         (000's omitted except per share data)
Sales ...................   $   601,143    $   586,477    $   611,074    $   674,675    $   700,578
Cost of sales ...........       449,077        438,222        462,407        516,095        526,351
                            -----------    -----------    -----------    -----------    -----------
Gross profit ............       152,066        148,255        148,667        158,580        174,227
Operating expenses ......       146,992        142,849        145,244        166,158        166,123
Interest, net ...........         3,339          4,146          4,666          6,479          6,876
Gain on sale of stores ..          --             (474)          (549)       (11,199)          --
Extraordinary item ......          --            1,848           --             --             --
Change in accounting ....          --              236           --             --             --
                            -----------    -----------    -----------    -----------    -----------
                                150,331        148,605        149,361        161,438        172,999
                            -----------    -----------    -----------    -----------    -----------
Income (loss) before
  income taxes ..........         1,735           (350)          (694)        (2,858)         1,228
Income taxes (provision)
  benefit ...............          (339)           159            181            893           (516)
                            -----------    -----------    -----------    -----------    -----------
Net earnings(loss) income   $     1,396    $      (191)   $      (513)   $    (1,965)   $       712
                            ===========    ===========    ===========    ===========    ===========
Earnings (loss) per
  common share ..........   $      1.13    $      (.29)   $      (.58)   $     (1.84)   $       .64
                            ===========    ===========    ===========    ===========    ===========
Weighted average number
  of common shares
  outstanding ...........     1,118,150      1,118,150      1,118,150      1,118,150      1,118,150
                            ===========    ===========    ===========    ===========    ===========

ANNUAL REPORT 1996
FOODARAMA SUPERMARKETS, INC. AND SUBSIDIARIES
================================================================================

OFFICERS AND
DIRECTORS


DIRECTORS

+ Joseph J. Saker
     Chairman of the Board and President
     Foodarama Supermarkets, Inc.

+ Richard J. Saker
     Executive Vice President
     Foodarama Supermarkets, Inc.

* Albert A. Zager
     Partner
     Carton, Witt, Arvanitis and Bariscillo, Attorneys

* Charles T. Parton
     Executive Vice President,
     The Parton Corporation

* Member, Audit and Stock Option Committees
+ Member, Executive Committee


EXECUTIVE OFFICERS

Joseph J. Saker
     Chairman of the Board and President

Richard J. Saker
     Executive Vice President Operations,
     and Secretary

Michael Shapiro
     Senior Vice President,
     Chief Financial Officer and Treasurer

Emory A. Altobelli
     Senior Vice President,
     Corporate Subsidiaries and Services

Carl L. Montanaro
     Senior Vice President,
     Sales and Merchandising

Robert V. Spires
     Senior Vice President,
     Human Resources and Labor Relations

Joseph C. Troilo
     Senior Vice President,
     Financial Administration,
     Assistant Secretary and
     Assistant Treasurer

GENERAL COUNSEL

Giordano, Halleran & Ciesla, PC
  125 Half Mile Road
  Middletown, N.J. 07748


AUDITORS

Amper, Politziner & Mattia
  2015 Lincoln Highway
  P.O. Box 988
  Edison, N.J. 08818-0988


TRANSFER AGENT AND REGISTRAR

American Stock Transfer Company
  40 Wall Street
  New York, N.Y. 10005


CORPORATE OFFICES

  922 Highway 33
  Building 6, Suite 1
  Howell, New Jersey 07731
  (908) 462-4700


FORM 10-K REPORT

A copy of the Company's Form 10-K Annual Report, as filed with the Securities and Exchange Commission, is available to shareholders without charge upon written request to Mr. Joseph C. Troilo, Senior Vice President, Foodarama Supermarkets, Inc., 922 Highway 33, Building 6, Suite 1, Freehold, New Jersey 07728.


15